SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 20, 1999

                              DISCOVERY ZONE, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                        0-21854                       65-0408845
(State or other                  (Commission                  (I.R.S. Employer
   jurisdiction                  File Number)                Identification No.)
of incorporation)

      565 Taxter Road, Fifth Floor
            Elmsford, New York                                      10523
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code: 914-345-4500




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                      INFORMATION TO BE INCLUDED IN REPORT

Item 1.               Changes in Control of Registrant

                      Not Applicable.

Item 2.               Acquisition or Disposition of Assets

                      Not Applicable.

Item 3.               Bankruptcy or Receivership.

                  Discovery Zone, Inc. ("DZ") announced on April 20, 1999 that it has filed a voluntary petition under Chapter 11 of the Bankruptcy Code. DZ filed the petition, which also covers its domestic subsidiaries, late Tuesday in the United States Bankruptcy Court in Wilmington, Delaware.

                  Discovery Zone said that is decision to seek Chapter 11 protection was due to its continuing operating losses and its inability to obtain additional financing for working capital required in order to sustain the business. In connection with the Chapter 11 proceeding, the Company has reached an agreement in principle with Foothill Capital Corporation to increase the Company's borrowing capacity under its existing $12 million credit facility to approximately $15 million, subject to Bankruptcy Court approval.

                  Since February 1999, the Company has been pursuing the possibility of a sale or strategic investment and retained Ladenburg, Thalmann & Co. As their investment banker. The Company expects to continue to explore these alternatives while under Chapter 11 protection.

                  DZ operates children's indoor entertainment centers in 38 states, Canada and Puerto Rico.

Item 4.               Changes in Registrant's Certifying Accountant

                      Not Applicable.

Item 5.               Other Events

                      Not Applicable.

Item 6.               Resignation of Registrant's Directors

                      Not Applicable.

Item 7.               Financial Statements and Exhibits



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                      (a)      Financial statements of business acquired.

                               Not Applicable.

                      (b)      Pro forma financial information.

                               Not Applicable.

                      (c)      Exhibits.

                               Not Applicable.

Item 8.               Change in Fiscal Year.

                      Not Applicable.

Item 9.               Sales of Equity Securities Pursuant to Regulation S.

                      Not Applicable.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DISCOVERY ZONE, INC.


                                       By      /s/ Chet Obieleski
                                          --------------------------------------
                                          Name:  Chet Obieleski
                                          Title: President and Chief
                                                 Executive Officer